Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-193222) of PowerShares DB Multi-Sector Commodity Trust of our report dated March 6, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in PowerShares DB Silver Fund’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

April 9, 2015